UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 19, 2015

Date of Report (Date of earliest event reported)

Verde Science, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53253	20-8387017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 S. Zang Blvd. Suite 812 Dallas, Texas	75208
(Address of principal exexcutive offices)	(Zip Code)

(888) 224-6039

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2015, the Board of Directors elected David Alexander to be the Chief Financial Officer of the Company.

David Alexander, CA, BComm – Chief Financial Officer

Mr. Alexander is a chartered accountant who graduated from the University of British Columbia with a BComm in Finance. He has managed the rapid growth of several early stage startup companies. As CFO of the start-up Nortran Pharmaceuticals, Inc., a University of British Columbia based pharmaceutical research and development company engaged in the development and commercialization of cardiovascular therapies, he assisted in obtaining its initial financing and first discoveries. While CFO of Arakis Energy Corporation, Mr. Alexander managed its growth from startup to over a billion dollars in assets, and moved its public company listing from the Vancouver Stock Exchange to Nasdaq in New York. Arakis was an international oil and gas development company with wells in Kentucky, Oman, New Guinea and the Sudan. The company was subsequently sold to Talisman Energy Inc. During his tenure as CFO and controller at Columbia Trust Company, Mr. Alexander managed the growth of its assets from $50 million to over $1 billion during a 5-year period. David left Columbia Trust when it was sold to a Toronto based trust company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE SCIENCE, INC.

Date: May 26, 2015	By:	/s/ Harpreet Sangha
Harpreet Sangha
Chief Executive Officer